SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 2003



                           FLEXSTEEL INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


       MINNESOTA                      000-05151                 42-0442319
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(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)



             3400 Jackson Street     Dubuque, Iowa       52004-0877
            -------------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)


       Registrant's telephone number, including area code: (563) 556-7730

Item 2. Acquisition or Disposition of Assets.

         On September 17, 2003, the initial offering period for the tender offer by Flexsteel Industries, Inc., a Minnesota corporation ("Flexsteel"), through its wholly owned subsidiary, Churchill Acquisition Corp., a Delaware corporation, for all of the outstanding shares of common stock of DMI Furniture, Inc., a Delaware corporation ("DMI"), for $3.30 in cash per share, expired. The tender offer was made pursuant to an Agreement and Plan of Merger, by and among Flexsteel, Churchill Acquisition Corp. and DMI, dated as of August 12, 2003 (the "Merger Agreement"). A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report. The details of the tender offer were disclosed in a Tender Offer Statement on Schedule TO, filed with the Securities and Exchange Commission on August 20, 2003 and subsequently amended. On September 18, 2003, Churchill Acquisition Corp. accepted all validly tendered shares and commenced a subsequent offering period to acquire any remaining shares of DMI common stock. The subsequent offering period expired on October 1, 2003. Churchill Acquisition Corp. acquired a total of [o] shares of DMI common stock, representing approximately [o]% of the outstanding shares, pursuant to the tender offer.

         On October 1 2003, Flexsteel completed a short-form merger of Churchill Acquisition Corp. with and into DMI. As a result of the merger, all remaining stockholders of DMI will receive $3.30 per share in cash, without interest, other than stockholders who properly exercise dissenters' rights under applicable state law.

         Approximately $[o] million was required to purchase all of the outstanding shares of DMI common stock pursuant to the tender offer and the merger. Flexsteel used generally available corporate funds to provide Churchill Acquisition Corp. with all funds used by it for the acquisition of DMI.

         DMI is a Louisville, Kentucky based vertically integrated manufacturer, importer, and marketer of residential and commercial office furniture with four manufacturing plants and warehouses in Indiana and manufacturing sources in Asia and South America. Flexsteel currently intends to devote the DMI assets to the continuation of the business operations of DMI, substantially as they were conducted prior to the completion of the merger.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

The financial statements and pro forma financial information required by this item will be filed by Flexsteel no later than December 2, 2003.

(c)      Exhibits

Exhibit No.       Exhibit

2.1 Agreement and Plan of Merger, dated as of August 12, 2003, by and among Flexsteel, Churchill Acquisition Corp. and DMI (incorporated by reference to Exhibit 99(d)(1) of Flexsteel Industries, Inc.'s Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on August 20, 2003).

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               FLEXSTEEL INDUSTRIES, INC.
                                                      (Registrant)



October 2, 2003                                /s/ Ronald J. Klosterman
                                               --------------------------------
                                               Ronald J. Klosterman
                                               Vice President Finance, Chief
                                               Financial Officer & Secretary